Exhibit 99.1

National Bank Holdings Corporation Announces

Fourth Quarter and Record Full Year 2021 Financial Results

Denver, Colorado - (Globe Newswire) – National Bank Holdings Corporation (NYSE: NBHC) reported:

	For the quarter			For the year
	4Q21	3Q21	4Q20	2021	2020
Net income ($000's)	$22,769	$19,825	$27,169	$93,606	$88,591
Earnings per share - diluted	$0.74	$0.64	$0.87	$3.01	$2.85
Return on average tangible assets(1)	1.30%	1.14%	1.67%	1.37%	1.44%
Return on average tangible common equity(1)	12.37%	10.65%	15.55%	12.87%	13.27%

(1)	Quarterly ratios are annualized. See non-GAAP reconciliations starting on page 14.

In announcing these results, Chief Executive Officer Tim Laney shared, “We finished the year with strong momentum delivering fourth quarter earnings of $0.74 per diluted share and record full year earnings of $3.01 per diluted share. For the second consecutive quarter, our team delivered record loan originations. We delivered annualized loan growth of 13.4% in the fourth quarter, excluding PPP loans. Our credit metrics remain solid with just three basis points of net charge-offs for the year and a record low non-performing loans ratio of 0.24%. We have carried our momentum into the new year, and we are well positioned to execute on our growth strategies with ample liquidity and a strong capital position.”

Mr. Laney added, “We will continue to focus on growing our core business while also innovating and building the partnerships that will help us deliver a comprehensive digital financial ecosystem for our clients. By reducing costs and providing real-time information for our small and medium sized businesses, we have an opportunity to reduce their stress and save them precious time that they can devote to executing their business strategies.”

Fourth Quarter 2021 Results

(All comparisons refer to the third quarter of 2021, except as noted)

Net income totaled $22.8 million, or $0.74 per diluted share, an increase of $2.9 million or 14.8% over the third quarter. The return on average tangible assets increased sixteen basis points to 1.30%, and the return on average tangible common equity increased 172 basis points to 12.37%.

Net Interest Income

Fully taxable equivalent net interest income totaled $50.8 million during the fourth quarter of 2021, an increase of $1.9 million. Excluding Paycheck Protection Program (“PPP”) loan fee income of $1.8 million, which was $0.7 million lower than last quarter, net interest income increased $2.6 million or 22.5% annualized. The fully taxable equivalent net interest margin widened 10 basis points to 3.03% driven by excess cash liquidity being deployed into higher yielding originated loans. The yield on earnings assets increased nine basis points, with the cost of deposits decreasing three basis points to a record low 0.18%.

Loans

Total loans ended the quarter at $4.5 billion, an increase of $91.6 million over the prior quarter. Excluding PPP loans, total loans increased $146.7 million or 13.4% annualized, led by commercial loan growth of $150.2 million or 19.9% annualized. For the second consecutive quarter, we generated record quarterly loan originations totaling $475.4 million, led by commercial loan originations of $370.9 million.

Asset Quality and Provision for Loan Losses

The Company recorded $0.1 million of provision expense, compared to zero loan loss provision last quarter. The quarter’s provision was driven by loan growth partially offset by strong asset quality and an improved outlook in the CECL model’s underlying economic forecast. Annualized net charge-offs totaled 0.02% consistent with the prior quarter. Non-performing loans (comprised of non-accrual loans and non-accrual TDRs) improved five basis points to a record low 0.24% of total loans, and non-performing assets remained consistent at 0.39% of total loans and OREO. The allowance for credit losses as a percentage of total loans totaled 1.10%, compared to 1.11% at September 30, 2021.

Deposits

Average total deposits increased $28.4 million or 1.8% annualized, to $6.2 billion for the fourth quarter 2021. Average transaction deposits (defined as total deposits less time deposits) increased $80.6 million or 6.1% annualized. The mix of transaction deposits to total deposits improved 90 basis points to 86.6% at December 31, 2021. The loan to deposit ratio increased 39 basis points to 72.5%.

Non-Interest Income

Non-interest income totaled $23.2 million, a decrease of $5.3 million largely driven by lower mortgage banking income. Included in other non-interest income were $2.0 million of unrealized gains from equity method investments. Included in the quarter was $1.1 million of banking center consolidation-related income, compared to $1.2 million in the prior quarter.

Non-Interest Expense

Non-interest expense totaled $44.5 million, a decrease of $6.8 million from the prior quarter. Salaries and benefits decreased $2.6 million largely due to lower mortgage-related compensation. Included in the prior quarter were $2.4 million of transaction-related expenses for the strategic investment in Finstro Global Holdings Inc. and Figure Technologies. The fully taxable equivalent efficiency ratio improved to 59.7% at December 31, 2021, compared to 65.9% at September 30, 2021.

Income tax expense totaled $5.3 million during the fourth quarter, compared to $5.0 million. Included in income tax expense was $0.2 million of benefit from stock compensation activity during the fourth quarter. Adjusting for stock compensation activity, the effective tax rate was 19.8%, compared to 20.0% in the prior quarter. The lower rate compared to the statutory rate reflects the continued success of our tax strategies and tax-exempt income.

Capital

Capital ratios continue to be strong and in excess of federal bank regulatory agency “well capitalized” thresholds. The Tier 1 leverage ratios at December 31, 2021 for the consolidated company and NBH Bank were 10.39% and 9.09%, respectively. Shareholders’ equity totaled $840.1 million at December 31, 2021, decreasing $4.6 million primarily due to higher accumulated other comprehensive loss.

Common book value per share increased $0.15 to $28.04 at December 31, 2021. Tangible common book value per share increased $0.13 to $24.33 at December 31, 2021 driven by the quarter’s earnings, net of dividends paid and share repurchases. Excluding accumulated other comprehensive loss, the tangible book value per share increased $0.32 to $24.56 at December 31, 2021.

Recent Events

The COVID-19 pandemic has caused disruption and is likely to continue to present challenges to our business. We continue to remain committed to ensuring our associates, clients and communities are receiving the support they need through our banking centers and our digital banking platform. Our teams have been working diligently to support our clients who are experiencing financial hardship due to COVID-19 through participation in the SBA’s Paycheck Protection Program, including assistance with PPP loan forgiveness applications, and loan modifications, as needed. While access to vaccines in the United States has increased, the efficacy of those vaccines, the impact of emerging targeted vaccine mandates and new variants of the virus, and the length of time that the government-mandated measures must remain in place or potentially be reinstituted to address COVID-19 are unknown. The pandemic has had a negative impact to the U.S. labor market, consumer spending and business operations, and it is not clear how long new outbreaks of COVID-19 cases will have a continued impact.

Year-Over-Year Review

(All comparisons refer to the full year 2020, except as noted)

Net income totaled a record $93.6 million, or $3.01 per diluted share, an increase of $5.0 million or 5.7% over the prior year. The return on average tangible assets was 1.37% compared to 1.44% in the prior year, and the return on average tangible common equity was 12.87%, compared to 13.27%.

Fully taxable equivalent net interest income totaled $192.3 million, decreasing $5.7 million or 2.9%, as a result of interest rate actions taken by the Federal Reserve during 2020. Average earning assets increased $725.4 million, or 12.5%, primarily driven by increases in average interest bearing cash balances of $544.9 million and average investment securities of $404.3 million. The fully taxable equivalent net interest margin narrowed 47 basis points to 2.95% due to lower earning asset yields. The yield on earning assets decreased 69 basis points, driven by the remix of assets into lower-yielding cash balances. The cost of deposits decreased 22 basis points to 0.23%.

Loans outstanding totaled $4.5 billion, increasing $159.7 million or 3.7%. Excluding PPP loans, total loans increased $314.1 million or 7.5%, led by commercial loan growth of $272.8 million, or 9.5%. New loan originations over the trailing 12 months totaled a record $1.5 billion, led by commercial loan originations of $1.1 billion including PPP loan originations of $121.1 million.

The Company recorded $9.3 million of net provision release during 2021, compared to $17.6 million of provision expense in the prior year. The provision release was driven by strong asset quality and an improved outlook in the CECL model’s underlying economic forecast. Net charge-offs totaled 0.03% of total loans, compared to 0.06% of total loans in the prior year. Non-performing loans to total loans improved 23 basis points to 0.24%, compared to 0.47% at December 31, 2020. The allowance for credit losses totaled 1.10% of total loans, compared to 1.37% at December 31, 2020.

Average total deposits increased $775.2 million or 14.7%, to $6.0 billion during 2021. Average non-interest bearing demand deposits increased $857.2 million or 57.2%, and average transaction deposits increased $898.5 million, or 21.2%. The mix of transaction deposits to total deposits increased by 400 basis points to 86.6%, and the mix of non-interest bearing demand deposits to total deposits improved 305 basis points to 40.2% at December 31, 2021.

Non-interest income totaled $110.4 million, a decrease of $29.9 million or 21.3%, driven by $39.0 million lower mortgage banking income due to slower refinance activity in 2021 and competition driving tighter gain on sale margins. Bank card fees increased $2.2 million. Other non-interest income increased $2.9 million due to unrealized gains from equity method investments. Included in 2021 was $4.6 million of banking center consolidation-related income, compared to $0.3 million in 2020.

Non-interest expense totaled $191.8 million, a decrease of $14.3 million or 7.0%, driven by lower mortgage-related compensation as well as the Company’s strategic efforts to improve operating efficiency. Included in 2021 were $2.5 million of transaction-related professional fees for the previously announced investments in our digital financial ecosystem. Salaries and benefits decreased $13.7 million primarily due to lower mortgage banking related compensation. Occupancy and equipment decreased $2.2 million largely due to efficiencies gained from banking center consolidations. Problem asset workout expense decreased $1.1 million, and gain on sale of OREO increased $0.4 million.

Income tax expense totaled $21.4 million, an increase of $0.6 million, driven by 2021’s higher pre-tax income. Included in income tax expense was $0.6 million of tax benefit and $0.1 million of tax expense from stock compensation activity during 2021 and 2020, respectively. Adjusting for stock compensation activity, the effective tax rate for 2021 was 19.1%, compared to 19.0% for 2020.

Conference Call

Management will host a conference call to review the results at 11:00 a.m. Eastern Time on Friday, January 21, 2022. Interested parties may listen to this call by dialing (800) 289-0720/+44 (0)330 336 9601 (United Kingdom) using the confirmation code of 2454367 and asking for the NBHC Q4 2021 Earnings Call. A telephonic replay of the call will be available beginning approximately four hours after the call’s completion through January 26, 2022, by dialing (888) 203-1112 using the confirmation code of 2454367. The earnings release and an on-line replay of the call will also be available on the Company’s website at www.nationalbankholdings.com by visiting the investor relations area.

About Non-GAAP Financial Measures

Certain of the financial measures and ratios we present, including “tangible assets,” “return on average tangible assets,” “tangible common equity,” “return on average tangible common equity,” “tangible common book value per share,” “tangible common book value, excluding accumulated other comprehensive loss, net of tax,” “tangible common book value per share, excluding accumulated other comprehensive loss, net of tax,” “tangible common equity to tangible assets,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods.

These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance.

A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

About National Bank Holdings Corporation

National Bank Holdings Corporation is a bank holding company created to build a leading community bank franchise delivering high quality client service and committed to stakeholder results. Through its bank subsidiary, NBH Bank, National Bank Holdings Corporation operates a network of 81 banking centers, serving individual consumers, small, medium and large businesses, and government and non-profit entities. Its banking centers are located in its core footprint of Colorado, the greater Kansas City region, Texas, Utah and New Mexico. Its comprehensive residential mortgage banking group primarily serves the bank’s core footprint. NBH Bank operates under the following brand names: Community Banks of Colorado and Community Banks Mortgage, a division of NBH Bank, in Colorado, Bank Midwest and Bank Midwest Mortgage in Kansas and Missouri, and Hillcrest Bank and Hillcrest Bank Mortgage in Texas, Utah and New Mexico. Additional information about National Bank Holdings Corporation can be found at www.nationalbankholdings.com.

For more information visit: cobnks.com, bankmw.com, hillcrestbank.com or nbhbank.com. Or, follow us on any of our social media sites:

Community Banks of Colorado: facebook.com/cobnks, twitter.com/cobnks, instagram.com/cobnks;

Bank Midwest: facebook.com/bankmw, twitter.com/bank_mw, instagram.com/bankmw;

Hillcrest Bank: facebook.com/hillcrestbank, twitter.com/hillcrest_bank;

NBH Bank: twitter.com/nbhbank;

or connect with any of our brands on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of any potential government shutdowns; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase of our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future credit reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third-party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Contact:

Analysts/Institutional Investors: Aldis Birkans, Chief Financial Officer, (720) 554-6640, ir@nationalbankholdings.com

Media: Jody Soper, Chief Marketing Officer, (303) 784-5925, Jody.Soper@nbhbank.com

NATIONAL BANK HOLDINGS CORPORATION

FINANCIAL SUMMARY

Consolidated Statements of Operations (Unaudited)

(Dollars in thousands, except share and per share data)

	For the three months ended			For the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Total interest and dividend income	$52,501	$50,801	$53,288	$200,965	$218,002
Total interest expense	3,015	3,232	4,732	13,821	25,056
Net interest income	49,486	47,569	48,556	187,144	192,946
Taxable equivalent adjustment	1,299	1,315	1,260	5,161	5,103
Net interest income FTE(1)	50,785	48,884	49,816	192,305	198,049
Provision expense (release) for loan losses	132	—	—	(9,293)	17,630
Net interest income after provision for loan losses FTE(1)	50,653	48,884	49,816	201,598	180,419
Non-interest income:
Service charges	3,905	3,947	4,000	14,894	14,962
Bank card fees	4,476	4,530	4,240	17,693	15,446
Mortgage banking income	10,387	16,615	23,138	63,360	102,384
Other non-interest income	3,388	2,266	1,493	9,752	6,823
OREO-related income	—	—	284	35	387
Banking center consolidation-related income	1,059	1,164	202	4,630	256
Total non-interest income	23,215	28,522	33,357	110,364	140,258
Non-interest expense:
Salaries and benefits	29,986	32,556	32,919	127,504	141,170
Occupancy and equipment	6,133	6,469	6,619	25,283	27,473
Professional fees	781	3,251	864	5,423	2,946
Other non-interest expense	7,764	7,624	6,725	29,260	27,947
Problem asset workout	212	1,119	807	2,063	3,148
Gain on sale of OREO, net	(667)	—	(13)	(475)	(38)
Core deposit intangible asset amortization	296	295	296	1,183	1,183
Banking center consolidation-related expense	—	—	208	1,589	2,348
Total non-interest expense	44,505	51,314	48,425	191,830	206,177

Income before income taxes FTE(1)	29,363	26,092	34,748	120,132	114,500
Taxable equivalent adjustment	1,299	1,315	1,260	5,161	5,103
Income before income taxes	28,064	24,777	33,488	114,971	109,397
Income tax expense	5,295	4,952	6,319	21,365	20,806
Net income	$22,769	$19,825	$27,169	$93,606	$88,591
Earnings per share - basic	$0.75	$0.64	$0.88	$3.04	$2.87
Earnings per share - diluted	0.74	0.64	0.87	3.01	2.85

(1)

Net interest income is presented on a GAAP basis and fully taxable equivalent (FTE) basis, as the Company believes this non-GAAP measure is the preferred industry measurement for this item. The FTE adjustment is for the tax benefit on certain tax exempt loans using the federal tax rate of 21% for each period presented.

NATIONAL BANK HOLDINGS CORPORATION

Consolidated Statements of Financial Condition (Unaudited)

(Dollars in thousands, except share and per share data)

	December 31, 2021	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$845,695	$807,370	$605,565
Investment securities available-for-sale	691,847	657,833	661,955
Investment securities held-to-maturity	609,012	642,636	376,615
Non-marketable securities	50,740	46,964	22,073
Loans	4,513,383	4,421,760	4,353,726
Allowance for credit losses	(49,694)	(49,155)	(59,777)
Loans, net	4,463,689	4,372,605	4,293,949
Loans held for sale	139,142	158,066	247,813
Other real estate owned	7,005	4,325	4,730
Premises and equipment, net	96,747	94,114	106,982
Goodwill	115,027	115,027	115,027
Intangible assets, net	12,322	11,621	17,928
Other assets	182,785	190,430	207,313
Total assets	$7,214,011	$7,100,991	$6,659,950
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Non-interest bearing demand deposits	$2,506,265	$2,447,099	$2,111,045
Interest bearing demand deposits	555,401	546,597	514,286
Savings and money market	2,332,591	2,264,083	2,064,769
Total transaction deposits	5,394,257	5,257,779	4,690,100
Time deposits	833,916	876,841	986,132
Total deposits	6,228,173	6,134,620	5,676,232
Securities sold under agreements to repurchase	22,768	21,427	22,897
Long-term debt	39,478	—	—
Other liabilities	83,486	100,228	140,130
Total liabilities	6,373,905	6,256,275	5,839,259
Shareholders' equity:
Common stock	515	515	515
Additional paid in capital	1,014,294	1,013,064	1,011,362
Retained earnings	289,876	273,900	223,175
Treasury stock	(457,616)	(441,366)	(424,127)
Accumulated other comprehensive (loss) income, net of tax	(6,963)	(1,397)	9,766
Total shareholders' equity	840,106	844,716	820,691
Total liabilities and shareholders' equity	$7,214,011	$7,100,991	$6,659,950
SHARE DATA
Average basic shares outstanding	30,338,265	30,800,590	30,784,896
Average diluted shares outstanding	30,715,500	31,064,815	31,032,648
Ending shares outstanding	29,958,764	30,288,131	30,634,291
Common book value per share	$28.04	$27.89	$26.79
Tangible common book value per share(1) (non-GAAP)	24.33	24.20	23.09
Tangible common book value per share, excluding accumulated other comprehensive income(1) (non-GAAP)	24.56	24.24	22.77
CAPITAL RATIOS
Average equity to average assets	11.88%	12.07%	12.27%
Tangible common equity to tangible assets(1)	10.26%	10.49%	10.80%
Tier 1 leverage ratio	10.39%	10.43%	10.70%
Common equity tier 1 risk-based capital ratio	14.26%	14.57%	14.70%
Tier 1 risk-based capital ratio	14.26%	14.57%	14.70%
Total risk-based capital ratio	15.92%	15.48%	15.83%

(1)	Represents a non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.

NATIONAL BANK HOLDINGS CORPORATION

Loan Portfolio

(Dollars in thousands)

Period End Loan Balances by Type

			December 31, 2021		December 31, 2021
			vs. September 30, 2021		vs. December 31, 2020
	December 31, 2021	September 30, 2021	% Change	December 31, 2020	% Change
Originated:
Commercial:
Commercial and industrial	$1,458,218	$1,352,481	7.8%	$1,248,530	16.8%
Municipal and non-profit	928,705	878,988	5.7%	870,410	6.7%
Owner-occupied commercial real estate	503,663	504,415	(0.1)%	464,417	8.5%
Food and agribusiness	200,412	195,766	2.4%	205,189	(2.3)%
PPP loans(1)	21,677	76,794	(71.8)%	176,106	(87.7)%
Total commercial	3,112,675	3,008,444	3.5%	2,964,652	5.0%
Commercial real estate non-owner occupied	611,765	605,143	1.1%	542,642	12.7%
Residential real estate	616,135	608,158	1.3%	581,555	5.9%
Consumer	17,336	17,735	(2.2)%	18,581	(6.7)%
Total originated	4,357,911	4,239,480	2.8%	4,107,430	6.1%

Acquired:
Commercial:
Commercial and industrial	16,252	17,521	(7.2)%	22,102	(26.5)%
Municipal and non-profit	340	347	(2.0)%	381	(10.8)%
Owner-occupied commercial real estate	29,973	37,335	(19.7)%	51,821	(42.2)%
Food and agribusiness	3,177	3,653	(13.0)%	5,108	(37.8)%
Total commercial	49,742	58,856	(15.5)%	79,412	(37.4)%
Commercial real estate non-owner occupied	52,964	65,784	(19.5)%	89,354	(40.7)%
Residential real estate	52,521	57,344	(8.4)%	77,105	(31.9)%
Consumer	245	296	(17.2)%	425	(42.4)%
Total acquired	155,472	182,280	(14.7)%	246,296	(36.9)%
Total loans	$4,513,383	$4,421,760	2.1%	$4,353,726	3.7%

(1)	PPP loan balances are net of fees and costs and include principal totaling $22,300, $79,242 and $179,531 as of December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

Originations(1)

	Fourth quarter	Third quarter	Second quarter	First quarter	Fourth quarter
	2021	2021	2021	2021	2020
Commercial:
Commercial and industrial	$229,529	$196,289	$147,030	$23,390	$96,625
Municipal and non-profit	101,450	43,516	25,131	7,999	25,348
Owner occupied commercial real estate	28,914	53,445	48,225	27,093	36,085
Food and agribusiness	11,016	8,442	26,956	(10,104)	19,191
PPP loans	—	—	—	121,141	—
Total commercial	370,909	301,692	247,342	169,519	177,249
Commercial real estate non-owner occupied	46,128	55,392	58,532	49,195	52,018
Residential real estate	55,873	54,442	53,962	74,145	41,355
Consumer	2,524	1,810	2,267	1,353	1,858
Total	$475,434	$413,336	$362,103	$294,212	$272,480

(1)

Originations are defined as closed end funded loans and net fundings under revolving lines of credit. Net fundings (paydowns) under revolving lines of credit were $138,777, $29,154, $59,520, ($26,395) and $50,982 as of the fourth, third, second and first quarters of 2021 and the fourth quarter of 2020, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the three months ended			For the three months ended			For the three months ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average		Average	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,296,318	$43,066	3.98%	$4,137,001	$41,865	4.01%	$4,129,155	$43,200	4.16%
Acquired loans	172,567	4,493	10.33%	187,419	3,796	8.04%	259,233	5,715	8.77%
Loans held for sale	166,470	1,214	2.89%	157,381	1,166	2.94%	248,326	1,699	2.72%
Investment securities available-for-sale	689,994	2,560	1.48%	656,757	2,572	1.57%	574,642	2,177	1.52%
Investment securities held-to-maturity	637,250	1,994	1.25%	671,053	2,178	1.30%	369,812	1,410	1.53%
Other securities	14,590	209	5.73%	14,657	210	5.73%	18,195	212	4.66%
Interest earning deposits and securities purchased under agreements to resell	678,729	264	0.15%	799,779	329	0.16%	509,150	135	0.11%
Total interest earning assets FTE(2)	$6,655,918	$53,800	3.21%	$6,624,047	$52,116	3.12%	$6,108,513	$54,548	3.55%
Cash and due from banks	$79,058			$77,498			$73,768
Other assets	460,664			463,553			514,053
Allowance for credit losses	(49,069)			(48,957)			(60,844)
Total assets	$7,146,571			$7,116,141			$6,635,490
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,847,562	$1,500	0.21%	$2,803,071	$1,516	0.21%	$2,746,597	$1,776	0.26%
Time deposits	851,779	1,312	0.61%	903,935	1,711	0.75%	1,008,297	2,949	1.16%
Securities sold under agreements to repurchase	20,420	7	0.14%	19,681	5	0.10%	23,410	7	0.12%
Long-term debt	24,599	196	3.16%	—	—	0.00%	—	—	0.00%
Total interest bearing liabilities	$3,744,360	$3,015	0.32%	$3,726,687	$3,232	0.34%	$3,778,304	$4,732	0.50%
Demand deposits	$2,459,063			$2,422,976			$1,898,171
Other liabilities	94,345			107,233			144,532
Total liabilities	6,297,768			6,256,896			5,821,007
Shareholders' equity	848,803			859,245			814,483
Total liabilities and shareholders' equity	$7,146,571			$7,116,141			$6,635,490
Net interest income FTE(2)		$50,785			$48,884			$49,816
Interest rate spread FTE(2)			2.89%			2.78%			3.05%
Net interest earning assets	$2,911,558			$2,897,360			$2,330,209
Net interest margin FTE(2)			3.03%			2.93%			3.24%
Average transaction deposits	$5,306,625			$5,226,047			$4,644,768
Average total deposits	6,158,404			6,129,982			5,653,065
Ratio of average interest earning assets to average interest bearing liabilities	177.76%			177.75%			161.67%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $1,299, $1,315 and $1,260 for the three months ended December 31, 2021, September 30, 2021 and December 31, 2020, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Summary of Net Interest Margin

(Dollars in thousands)

	For the year ended December 31, 2021			For the year ended December 31, 2020
	Average		Average	Average		Average
	balance	Interest	rate	balance	Interest	rate
Interest earning assets:
Originated loans FTE(1)(2)	$4,129,684	$164,527	3.98%	$4,237,091	$171,592	4.05%
Acquired loans	202,174	17,340	8.58%	299,901	27,909	9.31%
Loans held for sale	178,373	5,110	2.86%	185,182	5,628	3.04%
Investment securities available-for-sale	667,859	10,014	1.50%	591,870	11,406	1.93%
Investment securities held-to-maturity	576,343	7,311	1.27%	248,006	5,099	2.06%
Other securities	15,032	838	5.57%	26,903	1,157	4.30%
Interest earning deposits and securities purchased under agreements to resell	751,835	986	0.13%	206,911	314	0.15%
Total interest earning assets FTE(2)	$6,521,300	$206,126	3.16%	$5,795,864	$223,105	3.85%
Cash and due from banks	$78,979			$74,461
Other assets	472,775			511,721
Allowance for credit losses	(52,943)			(55,778)
Total assets	$7,020,111			$6,326,268
Interest bearing liabilities:
Interest bearing demand, savings and money market deposits	$2,772,091	$6,240	0.23%	$2,730,857	$8,605	0.32%
Time deposits	914,837	7,362	0.80%	1,038,107	15,024	1.45%
Securities sold under agreements to repurchase	20,338	23	0.11%	28,585	132	0.46%
Long-term debt	6,200	196	3.16%	—	—	0.00%
Federal Home Loan Bank advances	—	—	0.00%	95,418	1,295	1.36%
Total interest bearing liabilities	$3,713,466	$13,821	0.37%	$3,892,967	$25,056	0.64%
Demand deposits	$2,355,171			$1,497,940
Other liabilities	104,935			147,075
Total liabilities	6,173,572			5,537,982
Shareholders' equity	846,539			788,286
Total liabilities and shareholders' equity	$7,020,111			$6,326,268
Net interest income FTE(2)		$192,305			$198,049
Interest rate spread FTE(2)			2.79%			3.21%
Net interest earning assets	$2,807,834			$1,902,897
Net interest margin FTE(2)			2.95%			3.42%
Average transaction deposits	$5,127,262			$4,228,797
Average total deposits	6,042,099			5,266,904
Ratio of average interest earning assets to average interest bearing liabilities	175.61%			148.88%

(1)	Originated loans are net of deferred loan fees, less costs, which are included in interest income over the life of the loan.
(2)

Presented on a fully taxable equivalent basis using the statutory tax rate of 21%. The tax equivalent adjustments included above are $5,161 and $5,103 for the years ended December 31, 2021 and December 31, 2020, respectively.

NATIONAL BANK HOLDINGS CORPORATION

Allowance for Credit Losses and Asset Quality

(Dollars in thousands)

Allowance for Credit Losses Analysis

	As of and for the three months ended
	December 31, 2021	September 30, 2021	December 31, 2020
Beginning allowance for credit losses	$49,155	$49,030	$60,979
Charge-offs	(268)	(322)	(1,259)
Recoveries	72	101	57
Provision expense	735	346	—
Ending allowance for credit losses ("ACL")	$49,694	$49,155	$59,777
Ratio of annualized net charge-offs to average total loans during the period	0.02%	0.02%	0.11%
Ratio of annualized net charge-offs to average total loans excluding PPP loans during the period	0.02%	0.02%	0.11%
Ratio of ACL to total loans outstanding at period end	1.10%	1.11%	1.37%
Ratio of ACL to total loans outstanding excluding PPP loans at period end	1.11%	1.13%	1.43%
Ratio of ACL to total non-performing loans at period end	458.77%	382.59%	293.21%
Total loans	$4,513,383	$4,421,760	$4,353,726
Average total loans during the period	4,490,391	4,352,557	4,431,694
Average total loans excluding PPP loans during the period	4,437,880	4,245,524	4,160,520
Total non-performing loans	10,832	12,848	20,387

Past Due and Non-accrual Loans

	December 31, 2021	September 30, 2021	December 31, 2020
Loans 30-89 days past due and still accruing interest	$1,687	$1,302	$968
Loans 90 days past due and still accruing interest	420	495	162
Non-accrual loans	10,832	12,848	20,387
Total past due and non-accrual loans	$12,939	$14,645	$21,517
Total 90 days past due and still accruing interest and non-accrual loans to total loans	0.25%	0.30%	0.47%

Asset Quality Data

	December 31, 2021	September 30, 2021	December 31, 2020
Non-performing loans	$10,832	$12,848	$20,387
OREO	7,005	4,325	4,730
Other repossessed assets	—	—	17
Total non-performing assets	$17,837	$17,173	$25,134
Accruing restructured loans	$7,186	$11,135	$13,945
Total non-performing loans to total loans	0.24%	0.29%	0.47%
Total non-performing loans to total loans excluding PPP loans	0.24%	0.30%	0.49%
Total non-performing assets to total loans and OREO	0.39%	0.39%	0.58%
Total non-performing assets to total loans and OREO excluding PPP loans	0.40%	0.39%	0.60%

NATIONAL BANK HOLDINGS CORPORATION

Key Ratios(1)

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Return on average assets	1.26%	1.11%	1.63%	1.33%	1.40%
Return on average tangible assets(2)	1.30%	1.14%	1.67%	1.37%	1.44%
Return on average equity	10.64%	9.15%	13.27%	11.06%	11.24%
Return on average tangible common equity(2)	12.37%	10.65%	15.55%	12.87%	13.27%
Loan to deposit ratio (end of period)	72.47%	72.08%	76.70%	72.47%	76.70%
Non-interest bearing deposits to total deposits (end of period)	40.24%	39.89%	37.19%	40.24%	37.19%
Net interest margin(3)	2.95%	2.85%	3.16%	2.87%	3.33%
Net interest margin FTE(2)(3)	3.03%	2.93%	3.24%	2.95%	3.42%
Interest rate spread FTE(2)(5)	2.89%	2.78%	3.05%	2.79%	3.21%
Yield on earning assets(4)	3.13%	3.04%	3.47%	3.08%	3.76%
Yield on earning assets FTE(2)(4)	3.21%	3.12%	3.55%	3.16%	3.85%
Cost of interest bearing liabilities(4)	0.32%	0.34%	0.50%	0.37%	0.64%
Cost of deposits	0.18%	0.21%	0.33%	0.23%	0.45%
Non-interest income to total revenue FTE(2)	31.37%	36.85%	40.11%	36.46%	41.46%
Non-interest expense to average assets	2.47%	2.86%	2.90%	2.73%	3.26%
Efficiency ratio	60.81%	67.05%	58.76%	64.08%	61.52%
Efficiency ratio FTE(2)	59.74%	65.91%	57.87%	62.99%	60.59%

Total Loans Asset Quality Data(6)(7)(8)
Non-performing loans to total loans	0.24%	0.29%	0.47%	0.24%	0.47%
Non-performing loans to total loans excluding PPP loans	0.24%	0.30%	0.49%	0.24%	0.49%
Non-performing assets to total loans and OREO	0.39%	0.39%	0.58%	0.39%	0.58%
Non-performing assets to total loans and OREO excluding PPP loans	0.40%	0.39%	0.60%	0.40%	0.60%
Allowance for credit losses to total loans	1.10%	1.11%	1.37%	1.10%	1.37%
Allowance for credit losses to total loans excluding PPP loans	1.11%	1.13%	1.43%	1.11%	1.43%
Allowance for credit losses to non-performing loans	458.77%	382.59%	293.21%	458.77%	293.21%
Net charge-offs to average loans(1)	0.02%	0.02%	0.11%	0.03%	0.06%

(1)	Ratios are annualized.
(2)	Ratio represents non-GAAP financial measure. See non-GAAP reconciliations starting on page 14.
(3)	Net interest margin represents net interest income, including accretion income on interest earning assets, as a percentage of average interest earning assets.
(4)	Interest earning assets include assets that earn interest/accretion or dividends. Any market value adjustments on investment securities or loans are excluded from interest earning assets.
(5)	Interest rate spread represents the difference between the weighted average yield on interest earning assets and the weighted average cost of interest bearing liabilities.
(6)	Non-performing loans consist of non-accruing loans and restructured loans on non-accrual.
(7)	Non-performing assets include non-performing loans and other real estate owned.
(8)	Total loans are net of unearned discounts and fees.

NATIONAL BANK HOLDINGS CORPORATION

NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS

(Dollars in thousands, except share and per share data)

Tangible Common Book Value Ratios

	December 31, 2021	September 30, 2021	December 31, 2020
Total shareholders' equity	$840,106	$844,716	$820,691
Less: goodwill and core deposit intangible assets, net	(121,392)	(121,688)	(122,575)
Add: deferred tax liability related to goodwill	10,070	9,841	9,155
Tangible common equity (non-GAAP)	$728,784	$732,869	$707,271

Total assets	$7,214,011	$7,100,991	$6,659,950
Less: goodwill and core deposit intangible assets, net	(121,392)	(121,688)	(122,575)
Add: deferred tax liability related to goodwill	10,070	9,841	9,155
Tangible assets (non-GAAP)	$7,102,689	$6,989,144	$6,546,530

Tangible common equity to tangible assets calculations:
Total shareholders' equity to total assets	11.65%	11.90%	12.32%
Less: impact of goodwill and core deposit intangible assets, net	(1.39)%	(1.41)%	(1.52)%
Tangible common equity to tangible assets (non-GAAP)	10.26%	10.49%	10.80%

Tangible common book value per share calculations:
Tangible common equity (non-GAAP)	$728,784	$732,869	$707,271
Divided by: ending shares outstanding	29,958,764	30,288,131	30,634,291
Tangible common book value per share (non-GAAP)	$24.33	$24.20	$23.09

Tangible common book value per share, excluding accumulated other comprehensive income calculations:
Tangible common equity (non-GAAP)	$728,784	$732,869	$707,271
Accumulated other comprehensive loss (income), net of tax	6,963	1,397	(9,766)
Tangible common book value, excluding accumulated other comprehensive loss (income), net of tax (non-GAAP)	735,747	734,266	697,505
Divided by: ending shares outstanding	29,958,764	30,288,131	30,634,291
Tangible common book value per share, excluding accumulated other comprehensive loss (income), net of tax (non-GAAP)	$24.56	$24.24	$22.77

NATIONAL BANK HOLDINGS CORPORATION

(Dollars in thousands, except share and per share data)

Return on Average Tangible Assets and Return on Average Tangible Equity

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Net income	$22,769	$19,825	$27,169	$93,606	$88,591
Add: impact of core deposit intangible amortization expense, after tax	227	227	228	909	910
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$22,996	$20,052	$27,397	$94,515	$89,501

Average assets	$7,146,571	$7,116,141	$6,635,490	$7,020,111	$6,326,268
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(111,508)	(112,026)	(113,594)	(111,944)	(114,031)
Average tangible assets (non-GAAP)	$7,035,063	$7,004,115	$6,521,896	$6,908,167	$6,212,237

Average shareholders' equity	$848,803	$859,245	$814,483	$846,539	$788,286
Less: average goodwill and core deposit intangible asset, net of deferred tax liability related to goodwill	(111,508)	(112,026)	(113,594)	(111,944)	(114,031)
Average tangible common equity (non-GAAP)	$737,295	$747,219	$700,889	$734,595	$674,255

Return on average assets	1.26%	1.11%	1.63%	1.33%	1.40%
Return on average tangible assets (non-GAAP)	1.30%	1.14%	1.67%	1.37%	1.44%
Return on average equity	10.64%	9.15%	13.27%	11.06%	11.24%
Return on average tangible common equity (non-GAAP)	12.37%	10.65%	15.55%	12.87%	13.27%

Fully Taxable Equivalent Yield on Earning Assets and Net Interest Margin

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Interest income	$52,501	$50,801	$53,288	$200,965	$218,002
Add: impact of taxable equivalent adjustment	1,299	1,315	1,260	5,161	5,103
Interest income FTE (non-GAAP)	$53,800	$52,116	$54,548	$206,126	$223,105

Net interest income	$49,486	$47,569	$48,556	$187,144	$192,946
Add: impact of taxable equivalent adjustment	1,299	1,315	1,260	5,161	5,103
Net interest income FTE (non-GAAP)	$50,785	$48,884	$49,816	$192,305	$198,049

Average earning assets	$6,655,918	$6,624,047	$6,108,513	$6,521,300	$5,795,864
Yield on earning assets	3.13%	3.04%	3.47%	3.08%	3.76%
Yield on earning assets FTE (non-GAAP)	3.21%	3.12%	3.55%	3.16%	3.85%
Net interest margin	2.95%	2.85%	3.16%	2.87%	3.33%
Net interest margin FTE (non-GAAP)	3.03%	2.93%	3.24%	2.95%	3.42%

Efficiency Ratio

	As of and for the three months ended			As of and for the years ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Net interest income	$49,486	$47,569	$48,556	$187,144	$192,946
Add: impact of taxable equivalent adjustment	1,299	1,315	1,260	5,161	5,103
Net interest income, FTE (non-GAAP)	$50,785	$48,884	$49,816	$192,305	$198,049

Non-interest income	$23,215	$28,522	$33,357	$110,364	$140,258

Non-interest expense	$44,505	$51,314	$48,425	$191,830	$206,177
Less: core deposit intangible asset amortization	(296)	(295)	(296)	(1,183)	(1,183)
Non-interest expense, adjusted for core deposit intangible asset amortization	$44,209	$51,019	$48,129	$190,647	$204,994

Efficiency ratio	60.81%	67.05%	58.76%	64.08%	61.52%
Efficiency ratio FTE (non-GAAP)	59.74%	65.91%	57.87%	62.99%	60.59%